As filed with the Securities and Exchange Commission on February 2,1999
                                                      Registration No. 333-56085
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                                24/7 MEDIA, INC.
             (Exact name of Registrant as specified in its charter)
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          DELAWARE                         7319                   13-3995672
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                        1250 BROADWAY, NEW YORK, NY 10001
                                 (212) 231-7100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
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                                 DAVID J. MOORE
                             CHIEF EXECUTIVE OFFICER
                                24/7 MEDIA, INC.
                     1250 BROADWAY, NEW YORK, NEW YORK 10001
                                 (212) 231-7100
                               FAX (212) 760-1774
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                          Copies of Communications to:

      Ronald R. Papa, Esq.                         Larry W. Sonsini, Esq.
      Proskauer Rose LLP                            David Drummond, Esq.
       1585 Broadway                          Wilson Sonsini Goodrich & Rosati
 New York, New York 10036-8299                     Professional Corporation
      (212) 969-3000                                  650 Page Mill Road
     Fax (212) 969-2900                          Palo Alto, California 94304
                                                       (650) 493-9300
                                                      Fax (650) 493-6811

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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Completed.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_| ____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

     This post-effective amendment is being filed for the purpose of removing from registration the 187,500 shares of common stock remaining unsold as of the date hereof.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on January 29, 1999.

                                             24/7 MEDIA, INC.

                                             By:   /s/ David J. Moore
                                                   ------------------
                                             David J. Moore
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 29, 1999 by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities indicated:

Signature                                       Title
---------                                       -----
/s/ David J. Moore                 Chief Executive Officer and Director
------------------
David J. Moore
       *                           Executive Vice President and Director
------------------
Jacob I. Friesel
       *
------------------                 Chairman of the Board
R. Theodore Ammon
       *
------------------                 Director
Jack L. Rivkin
       *
------------------                 Director
Charles Stryker
       *
------------------                 Director
Arnie Semsky
       *
------------------                 Director
John F. Barry
       *
------------------                 Executive Vice President, Treasurer
C. Andrew Johns                    & Chief Financial Officer (Principal
                                   Financial Officer)
       *
------------------                 Controller (Principal Accounting
Stuart D. Shaw                     Officer)

   * By: /s/ Mark E. Moran
         ------------------
         Mark E. Moran, Attorney-in-Fact

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